Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034
PRESS RELEASE

Avnet Extends Cash Offer to Acquire Premier Farnell plc

Acquisition Will Substantially Strengthen Digital Footprint Worldwide

Phoenix, July 28, 2016 - Avnet, Inc. (NYSE:AVT) announced today that it has reached agreement with the Board of Directors of Premier Farnell plc (“Premier Farnell”) on the terms of a recommended offer for Premier Farnell by Avnet or one of its wholly-owned subsidiaries. The all-cash offer of £1.85 per share represents an equity value of approximately £691 million and a 12.1% premium over the previous offer of £1.65 per share by Datwyler Technical Components UK Limited.  Headquartered in Leeds, United Kingdom, Premier Farnell is a global distributor of electronic components and related products delivering engineering solutions to the electronic system design community utilizing multi-channel sales and marketing resources. The transaction is intended to be effected by means of an English court-sanctioned scheme of arrangement and is subject to satisfaction or waiver of several conditions, including the approval of Premier Farnell shareholders and the court, receipt of regulatory approvals in the European Union, United States and Israel, and other customary conditions.

“This acquisition will significantly strengthen Avnet’s digital footprint worldwide. The convergence of Premier Farnell’s innovative online services with Avnet’s world class supply chain will create customer service unparalleled in the industry,” said William Amelio, interim Chief Executive Officer of Avnet. “The talented team of people at Premier Farnell will allow Avnet to enhance our customer experience and accelerate our global growth.”

The terms of the proposed acquisition are further described in the announcement released today in accordance with Rule 2.7 of the UK Takeover Code and available on Avnet’s website at www.ir.avnet.com. Avnet has received undertakings to vote in favor of the transaction from Premier Farnell shareholders representing 15% of the issued shares (such undertakings will lapse if a higher offer is announced that Avnet does not match within 21 days).  Upon completion, the transaction is expected to be accretive to earnings even before considering positive effects from any synergies realized, and supports Avnet’s return on capital goals.

“Premier Farnell will bolster our strategy to provide a differentiated digital experience from product ideation through its lifecycle. Premier Farnell’s customers gain access to an extensive suite of supply chain services allowing them to ramp new products to production volumes. Our customers will be able to do more technical research online through the services provided by Premier Farnell,” said Gerry Fay, President of Avnet’s Electronics Marketing, Worldwide “Bringing these two companies together allows us to capture market share earlier in the design process.”

Fay further added, “In addition to deepening our customer base, this acquisition will enhance our go-to-market strategy as we target the industrial Internet of Things with edge-to-enterprise products and solutions.”

Bank of America Merrill Lynch acted as financial advisor and Gibson Dunn & Crutcher LLP acted as legal counsel to Avnet in connection with this transaction.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” "feel," “believe,”, “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, an industry down-cycle in semiconductors, IT hardware or software products, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet, Inc.

From components to cloud and design to disposal, Avnet, Inc. (NYSE:AVT) accelerates the success of customers who build, sell and use technology globally by providing them with a comprehensive portfolio of innovative products, services and solutions. Avnet is a Fortune 500 company with revenues of $27.9 billion for the fiscal year 2015. For more information, visit www.avnet.com.

Media Relations Contact	Investor Relations Contact
Christine Dotts	Vincent Keenan
christine.dotts@avnet.com	vincent.keenan@avnet.com
480-643-8075	480-643-7053

For UK and Europe Media Relations
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